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                                                                  EXHIBIT 10.44A

                                FIRST AMENDMENT
                                       TO
                          1996 PERFORMANCE AWARD PLAN


     THIS FIRST AMENDMENT TO CATELLUS DEVELOPMENT CORPORATION 1996 PERFORMANCE AWARD PLAN is made effective as of January 30, 1996.


     SECTION 1. Amendment to Section 8: Administration

     Sections 8(a) and (b) of the 1996 Performance Award Plan are hereby amended to read in their entirety as follows:

"(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation and Benefits Committee of the Board, or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirement of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m), or, with respect to the grant of any Options to Employees (other than an Executive Officer), a committee of one or more directors who need not be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Code Section 162(m) to the extent the amount and terms of the Option are duly authorized by the Committee. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b) Selection and Grant. Except as provided in Section 8(a) above, the Committee shall have the authority to determine the Employees (if any) to who Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, and to establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, subject to the terms of this Plan."